Exhibit 10.11

CASA SYSTEMS, INC.

Stock Appreciation Rights Agreement

Granted under 2011 Stock Incentive Plan

This Agreement evidences the grant by Casa Systems, Inc., a Delaware corporation (the “Company”), on             ,      20[    ] (the “Grant Date”) to                      (the “Participant”) of a stock appreciation right of the Company (this “SAR”) on the terms provided herein and in the Company’s 2011 Stock Incentive Plan (the “Plan”). This SAR represents the right to receive, upon exercise of such right, cash in an amount equal to the appreciation from and after the Grant Date in the Fair Market Value of a share of Common Stock, $0.001 par value per share (“Common Stock”), of the Company over the Measurement Price, as provided in this Agreement, with respect to the number of shares of Common Stock with respect to which this SAR is exercised. Unless earlier terminated, this SAR shall expire on             ,      20[    ] (the “Final Exercise Date”). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed thereto in the Plan.

1.	Definitions. Solely for the purposes of, and as used in, this Agreement:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Exercise Date” has the meaning given thereto in Section 3 hereof.

(c)	“Expiration Date” means the earliest of (i) the Final Exercise Date, (ii) that date on which the Participant is terminated for Cause (as defined below), (iii) the date on which this SAR terminates pursuant to Section 3(d) hereof and (iv) any other date, event or reason provided for hereunder or under the Plan.

(d)	“Expiration Time” means 5:00 p.m. (local time) on the Expiration Date.

(e)	“Fair Market Value” means the market value of one share of Common Stock, as determined by such means as reasonably determined to be appropriate by the Board.

(f)	“Measurement Price” shall be $[ ] per share.

(g)	“Vesting Date” means each of those dates which is specified in Section 2 hereof.

2.	Grant, Vesting and Expiration of SAR. Subject to the terms and conditions set forth in the Plan and this Agreement:

(a)	The Company has granted to the Participant an SAR entitling the Participant, upon exercise, to an amount in cash equal to the appreciation from and after the Grant Date in the Fair Market Value of [ ] shares of Common Stock (the “Measurement Shares”) over the Measurement Price of this SAR.

(b)	Except as provided below, this SAR will become exercisable (“vest”) as to 25% of the original number of Measurement Shares on the first anniversary of the Vesting Commencement Date (as defined below) and as to an additional 2.0833% of the original number of Measurement Shares at the end of each successive one-month period following the first anniversary of the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean , 20[ ].

The right of exercise shall be cumulative so that to the extent this SAR is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Measurement Shares for which it is vested until the Expiration Time unless sooner exercised or terminated in accordance with this Agreement.

(c)	Unless sooner exercised or terminated in accordance with this Agreement, this SAR shall expire and terminate at the Expiration Time and, thereafter, this SAR shall be null and void and have no further force or effect whatsoever.

3.	Exercise of SAR. This SAR shall be exercised on the Exercise Date with respect to the number of Measurement Shares for which this SAR is vested as of such date or such lesser number as the Participant chooses, but not with respect to fewer than the lesser of (i) 100 shares or (ii) the number of remaining Measurement Shares covered by this SAR. To the extent that this SAR is not vested on the Final Exercise Date, any unvested portion shall immediately and automatically expire on such date, unless the Board determines in its sole discretion to accelerate the vesting of part or all of the unvested portion of this SAR and permit its immediate exercise. Notwithstanding anything to the contrary herein, in the event the Participant is terminated for Cause, any right that the Participant may have to exercise this SAR shall be automatically forfeited immediately upon such termination.

(a)	Exercise Date. The “Exercise Date” shall be the actual date or dates specified by the Participant in a written notice of exercise provided to the Company pursuant to subsection 3(b).

(b)	Notice of Exercise. The Participant shall provide to the Company a written notice of exercise in the form attached hereto as Exhibit A designating the Exercise Date pursuant to subsection 3(a), such notice to be provided no later than 15 days prior to any such designated Exercise Date. Such notice shall be irrevocable once received by the Company.

(c)	Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this SAR may not be exercised unless the Participant, at the time he or she exercises this SAR, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest as determined by the Board (an “Eligible Participant”).

(d)	Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (e) below, the right to exercise this SAR shall terminate three months after such cessation (but in no event after the Final Exercise Date); provided that this SAR shall be exercisable only for that number of Measurement Shares that were vested under this SAR on the date the Participant ceased to be an Eligible Participant. Notwithstanding anything to the contrary contained herein, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this SAR shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(e)	Discharge for Cause. Notwithstanding anything to the contrary contained herein, if the Participant, prior to the Final Exercise Date, is discharged by the Company for “Cause” (as defined below), the right to exercise this SAR shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

4.	Calculation of Cash Amount Deliverable on Exercise of SAR. The cash amount (if any) which the Participant may be entitled to receive in accordance with this Agreement in respect of any exercise of SARs shall be calculated by the Company in accordance with the provisions of this Agreement and the Plan as soon as is reasonably practicable following the Exercise Date of any portion of this SAR, but in no event later than the delivery date specified in Section 5 hereof; provided, however, that the cash amount as so calculated shall be subject to the review and approval by the Company’s Chief Executive Officer, acting reasonably; and such amounts, as so finally approved by the Company’s Chief Executive Officer, shall be final and binding upon the parties hereto.

5.	Delivery of Cash Due on Exercise of SAR. The cash amount to which the Participant is entitled upon each exercise of this SAR shall be delivered by the Company to the Participant following the date on which the Fair Market Value has been determined pursuant to Section 1(e) hereof, but no later than 60 days following the Exercise Date. The delivery of the cash amount due upon each such exercise shall be subject to all applicable income and employment tax and social security contribution withholding.

6.

Nontransferability of SAR. This SAR may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent (or jurisdictional equivalent) and distribution to a transferee that has been approved by the Company, and, during the lifetime of the Participant, this SAR shall be exercisable only by the Participant.

7.	No Right To Employment or Other Status. The grant of this SAR shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Agreement.

8.	No Effect on Running the Business. The Participant understands and agrees that the existence of this SAR will not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company’s Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

9.	Data Protection. The Participant agrees to the receipt, holding and processing of information in connection with the grant, vesting, exercise, taxation and general administration of the Plan and this SAR by the Company or any subsidiary of the Company and any of their advisers or agents and to the transmission of such information outside of [the People’s Republic of China] for this purpose.

10.	Provisions of the Plan. This SAR is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this SAR, as such Plan may be amended from time to time.

11.	Participant’s Acknowledgements. By acceptance of this SAR, the Participant agrees to the terms and conditions hereof and acknowledges receipt of a copy of the Plan.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CASA SYSTEMS, INC.

By:
Name: Title:

PARTICIPANT

[ ]
Address:

Exhibit A

SAR NOTICE OF EXERCISE

Date:                         1

Casa Systems, Inc.

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a stock appreciation right (“SAR”) granted to me under the Casa Systems, Inc. (the “Company”) 2011 Stock Incentive Plan on                     2 (the “Grant Date”) measured by the appreciation from and after the Grant Date in the Fair Market Value of                     3 shares of Common Stock of the Company.

I hereby exercise my SAR in relation to                     4 shares of Common Stock.

Please deliver the cash amount of the appreciation with respect to such shares (after deduction of all applicable income and employment tax and social security contributions withholding) to the following bank account:

Name of bank:

Sort Code:

Account number:

Very truly yours,

(Signature)

[1]	Enter the date of exercise.
[2]	Enter the date of grant.
[3]	Enter the total number of shares of Common Stock in relation to which the SAR was granted.
[4]	Enter the number of shares of Common Stock in relation to which the SAR is now being exercised.